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                                                                     EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                           BLUE RIVER BANCSHARES, INC.

                                    ARTICLE I

      Section 1. Name. The name of the corporation is Blue River Bancshares,
Inc.

      Section 2. Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is One Indiana Square, Suite 2800, Indianapolis, Indiana 46204-2017, and the name of its Registered Agent at that office is Michael J. Messaglia.

      Section 3. Seal. Unless otherwise required by law, the Corporation shall not be required to use a seal. If the Board of Directors of the Corporation determines that the Corporation shall use a seal, the seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Blue River Bancshares, Inc." and about the lower periphery thereof shall appear the word "Indiana." In the center of the seal shall appear the word "Seal."

      Section 4. Certain References. All references in these By-Laws to the Indiana Business Corporation Law shall mean and include the Indiana Business Corporation Law in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation or as such law may be amended thereafter from time to time, and including any successor to such law. All references in these By-Laws to the Articles of Incorporation of the Corporation shall mean and include the Articles of Incorporation in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation or as such Articles of Incorporation may be amended thereafter from time to time.

                                   ARTICLE II

                                   Fiscal Year

      The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.

                                   ARTICLE III

                                  Capital Stock

      Section 1. Number of Shares and Classes of Capital Stock. The total number of shares and classes of capital stock which the Corporation shall have authority to issue shall be as set forth in the Corporation's Articles of Incorporation from time to time.

      Section 2. Consideration for Shares. The shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

      Section 3. Payment for Shares. The consideration determined by the Board of Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation.

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      If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders meeting.

      The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

      When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

      Section 4. Certificate for Shares. Each holder of capital stock of the Corporation shall be entitled to a stock certificate, signed by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, and that such shares are fully paid and nonassessable; provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

      If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be conspicuously set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

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      Section 5. Facsimile Signatures. If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

      Section 6. Transfer of Shares. The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

      The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these By-Laws, the Articles of Incorporation or by an agreement with shareholders. Shareholders may agree between or among themselves to impose a restriction on the transfer or registration of transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law and which has its existence noted conspicuously on the front or back of the Corporation's stock certificate is valid and enforceable against the holder or a transferee of the holder of the Corporation's stock certificate. If noted on the certificate the restriction is enforceable against a person without knowledge of the restriction.

      Section 7. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 9 of this Article III.

      Section 8. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

      Section 9. Lost, Stolen, or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so.

      Section 10. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Indiana.

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                                   ARTICLE IV

                            Meetings of Shareholders

      Section 1. Place of Meeting; Conference Telephone Meetings. Meetings of shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings. A shareholder may participate in a shareholders meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.

      Section 2. Annual Meeting. The annual meeting of shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) months following the close of the Corporation's fiscal year as the Board of Directors may set by resolution. Failure to hold the annual meeting within such time period shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts.

      Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request of shareholders holding of record not less than a majority of all of the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Such request by the shareholders shall be in writing, signed by all of such shareholders (or their duly authorized proxies), dated and delivered to the Corporation's secretary.

      Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting or when required by the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Indiana Business Corporation Law to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any such meeting in person or by proxy shall constitute a waiver of notice of such meeting. Each shareholder who has in the manner above provided waived notice of a shareholders meeting, who personally attends a shareholders meeting or who is represented at a shareholders meeting by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

      Section 5. Addresses of Shareholders. The address of any shareholder appearing on the records of the Corporation or appearing on the records maintained by the Transfer Agent if the Corporation has appointed a Transfer Agent shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

      Section 6. Voting at Meetings.

      (a) Quorum. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted

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            which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

      (b) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting to one (1) vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting, including, without limitation, the election of directors. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

      (c) Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      (d) Validity of a Vote, Consent, Waiver or Proxy Appointment. If the name on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. The Corporation may reject a vote, consent, waiver or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature, or the signatory's authority. If so accepted or rejected, the Corporation and its officer are not liable in damages to the shareholder for any consequences of the rejection. Any of the Corporation's actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

      Section 7. Voting List. The transfer agent (or, if the Corporation has no transfer agent, the Secretary) of the Corporation shall make before each meeting of shareholders, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each shareholder. Such list shall be produced and kept open at the time and place of the meeting of shareholders and shall be subject to the inspection of any shareholder during the holding of such meeting.

      Section 8. Fixing of Record Date to Determine Shareholders Entitled to Vote. The Board of Directors may prescribe a period not exceeding seventy (70) days prior to meetings of the shareholders during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a day and hour not more than seventy (70) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting. In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting. Any determination of shareholders entitled to notice of, or to vote at, a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      Section 9. Consent to Action by Shareholders. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if one (1) or more written consents describing the

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action taken are signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder entitled to vote on the action signs the consent, unless the consent specifies a different prior or subsequent effective date.

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